UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 12, 2010

Citizens Bancshares Corporation

(Exact name of registrant as specified in its charter)

Georgia	333-38509	58-1631302
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

75 Piedmont Avenue, NE, Atlanta, Georgia, USA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (404) 659-5959

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 13, 2010, as part of the U.S. Department of the Treasury (the “Treasury”) Troubled Asset Relief Program (“TARP”) Community Development Capital Initiative, Citizens Bancshares Corporation (the “Company”) entered into a Letter Agreement (“Letter Agreement”), and an Exchange Agreement — Standard Terms attached thereto (“Exchange Agreement”), with the Treasury, pursuant to which the Company agreed to exchange 7,462 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Shares”), issued on March 6, 2009, pursuant to the Company’s participation in the TARP Capital Purchase Program, for 7,462 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Shares”), both of which have a liquidation preference of $1,000 (the “Exchange Transaction”).  Although the Company was required to pay all accrued and unpaid dividends on the Series A Preferred Shares prior to closing the Exchange Transaction, no new monetary consideration was exchanged in connection with the Exchange Transaction.

Participation in the TARP Community Development Capital Initiative is limited to financial institutions certified by the Community Development Financial Institution Fund (the “Fund”) as a Community Development Financial Institution (“CDFI”).  The Company and its wholly-owned subsidiary, Citizens Trust Bank, are certified CDFIs, which means, among other requirements, both entities have a primary mission of promoting community development.

The Exchange Transaction closed on August 13, 2010 (the “Closing Date”). The issuance of the Series B Preferred Shares was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The Series B Preferred Shares will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 2% per annum for the first eight years after the Closing Date and 9% per annum thereafter.  The Series B Preferred Shares have no maturity date and rank senior to the Company’s common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company and equal to, or pari passu with, existing or future authorized or issued preferred stock, including Series A Preferred Shares to be exchanged in the Exchange Transaction.  The Series B Preferred Shares will rank senior to any future authorized or issued preferred stock.  The Company may, subject to consultation with the Federal Reserve Bank of Atlanta, redeem the Series B Preferred Shares at any time for its aggregate liquidation amount plus any accrued and unpaid dividends.

The Exchange Agreement, pursuant to which the Series B Preferred Shares were issued, contains limitations on the payment of dividends on common stock, junior preferred shares, and on other preferred shares.  The ability to repurchase common stock, junior preferred shares, or other preferred shares is also restricted under the Securities Purchase Agreement.  So long as the Series B Preferred Shares remain  outstanding, the Company and any of its subsidiaries, including Citizens Trust Bank, will be prohibited from declaring or paying any dividend, except regular quarterly dividends that are not more than the amount of the last quarterly cash dividend declared or, if lower, announced to holders of the Company’s common stock prior to November 17, 2008, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.  Pursuant to the terms of the Series B Preferred Shares, without Treasury’s prior approval, there is a prohibition on repurchasing equity and trust preferred securities until all Series B Preferred Shares are redeemed in whole or transferred to third parties.

Pursuant to the terms of the Exchange Agreement, the Company agreed that, until such time as Treasury ceases to own any securities of the Company acquired pursuant to the Exchange

Agreement, the Company will take all necessary action to ensure that its benefit plans, with respect to executive compensation limitations, comply with Section 111 of Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by any guidance, rule or regulation thereunder (collectively “Compensation Regulations”).  Similar to the terms of the TARP Capital Purchase Program, as a condition to the closing of the Exchange Transaction, each of Messrs. James E. Young, Samuel J. Cox, Robert Nesbitt and Kevin Wilson and Ms. Cynthia Day, the Company’s senior executive officers (as defined in the Exchange Agreement) (the “Senior Executive Officers”), executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or the Company for any changes to compensation or benefits arrangements that are required to comply with EESA or any Compensation Regulations and acknowledging that such regulations may require modification of the compensation, bonus, incentive, and other benefit plans, arrangements, and policies and agreements (including so-called “golden parachute” and bonus agreements) as they relate to the period the Treasury holds any investment in the Company acquired through the TARP Community Development Capital Initiative.

The Exchange Agreement may be amended unilaterally by the Treasury to the extent required to comply with any changes in applicable federal statutes, rules and regulations, and any other publications or interpretative releases of the Fund.

Copies of the Letter Agreement (including the Exchange Agreement) and the corresponding form of Certificate for the Series B Preferred Shares, the Articles of Amendment to the Amended and Restated Articles of Incorporation establishing the terms of the Series B Preferred Shares, and the form of Waiver executed by the Senior Executive Officers are included as exhibits to this Form 8-K and are incorporated by reference into these Items 1.01, 3.02, 3.03, 5.02 and 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 12, 2010, the Company filed with the State of Georgia an Articles of Amendment to the Amended and Restated Articles of Incorporation establishing the terms of the Series B Preferred Shares. A copy of the Articles of Amendment is included as an exhibit to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

No.	Description

3.1	Articles of Amendment to the Restated Articles of Incorporation

4.1	Form of Certificate for the Series B Preferred Stock

10.1	Letter Agreement, dated August 13, 2010, including Exchange Agreement — Standard Terms, incorporated by reference therein, between the Company and the United States Department of the Treasury

10.2	Form of Waiver

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCSHARES CORPORATION

Dated: August 18, 2010	By:	/s/ James E. Young
James E. Young
President and Chief Executive Officer

EXHIBIT INDEX

No.	Description

3.1	Articles of Amendment to the Restated Articles of Incorporation

4.1	Form of Certificate for the Series B Preferred Stock

10.1	Letter Agreement, dated August 13, 2010, including Exchange Agreement — Standard Terms, incorporated by reference therein, between the Company and the United States Department of the Treasury

10.2	Form of Waiver